UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 28, 2007

PHARMACOPEIA DRUG DISCOVERY, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50523	51-0418085
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

PO Box 5350, Princeton, New Jersey		08543-5350
(Address of principal executive offices)		(Zip Code)

(609) 452-3600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Compensatory Arrangements of Certain Officers

On February 28, 2007, the Compensation Committee of the Board of Directors of the Company awarded options to purchase (i) 100,000 shares of the Company’s common stock to Leslie J. Browne, Ph.D., the Company’s President and Chief Executive Officer, (ii) 35,000 shares of the Company’s common stock to Brian M. Posner, the Company’s Executive Vice President, Chief Financial Officer and Treasurer, (iii) 37,500 shares of the Company’s common stock to David M. Floyd, Ph.D., the Company’s Executive Vice President and Chief Scientific Officer, (iv) 4,167 shares of the Company’s common stock to Rene Belder, M.D., the Company’s Vice President, Clinical and Regulatory Affairs, and (v) 31,250 shares of the Company’s common stock to Stephen C. Costalas, Esq., the Company’s Executive Vice President, General Counsel and Secretary (collectively, the “Executive Officers”).  The options granted to the Executive Officers are governed by the Company’s 2004 Stock Incentive Plan (the “Plan”) and a standard form agreement that is delivered to certain grantees, a copy of which was filed as Exhibit 10.2 to the Company’s Report on Form 8-K filed on February 27, 2006 and which is incorporated herein by reference.  The Compensation Committee also awarded Simon M. Tomlinson, Ph.D., the Company’s Senior Vice President, Business Development, an option to purchase 22,000 shares of the Company’s common stock.  The option granted to Dr. Tomlinson is governed by the Plan and a standard form agreement that is delivered to certain grantees, a copy of which was filed as Exhibit 10.3 to the Company’s Report on Form 8-K filed on February 27, 2006 and which is incorporated herein by reference.

Item 8.01. Other Events

On February 22, 2007, the Company issued a press release announcing that it had earned a milestone payment as part of its collaboration with the Swedish biopharma company Biovitrum. The $1.0 million payment was triggered by the Company’s delivery of an advanced lead compound to one of Biovitrum’s programs in diabetes.  The press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

Exhibit
Number

	99.1	Press Release

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMACOPEIA DRUG DISCOVERY, INC.

	By:	/s/ Stephen C. Costalas

Stephen C. Costalas Executive Vice President, General Counsel and Secretary

Date: March 2, 2007